AMENDED AND
RESTATED
BY-LAWS
of
McKESSON CORPORATION
a Delaware corporation
as amended April 26, 2023

ARTICLE X Amendments	39
ARTICLE XI Forum for Adjudication of Disputes	39

AMENDED AND
RESTATED
BY-LAWS
OF
McKESSON CORPORATION
a Delaware corporation

ARTICLE I
OFFICES

Section 1. Registered Office. The address of the registered office of Corporation within the State of Delaware is as set forth in the Certificate of Incorporation. The name of the registered agent of the Corporation at such address is as set forth in the Certificate of Incorporation.

Section 2. Other Offices. The Corporation shall have and maintain a principal place of business and may also have offices both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
Stockholders’ Meetings

Section 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place (if any), either within or without the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may postpone, reschedule or cancel at any time and for any reason any previously scheduled special or annual meeting of stockholders called by the Board of Directors, before or after the notice for such meeting has been sent to the stockholders.

Section 2. Annual Meetings. Each annual meeting of stockholders of the Corporation for the purpose of election of directors and for such other business as may lawfully come before the stockholders at such meeting, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

Section 3. Special Meetings.
(a) Special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, by the Chair of the Board, the Chief Executive Officer or a majority of the Board of Directors at any time. Stockholders’ ability to cause a special meeting to be held is described in Section 3(b) below.

(b) Stockholders may cause the Corporation to call a special meeting of stockholders so long as such stockholder(s) comply with these By-Laws (known as a “Special Meeting Request”). Subject to the rights of holders of any series of preferred stock of the Corporation to call a special meeting under specified circumstances, the stockholder(s) making the Special Meeting Request must own at least 15% of the outstanding shares of common stock of the Corporation (known as the “Requisite Percentage”) for at least a year before submitting the Special Meeting Request. The type of share ownership must meet the requirements of being “Net Long Beneficially Owned,” which is defined below. Upon the receipt of a Special Meeting Request from the Requisite Percentage that complies with the requirements of this Section 3 and that has not been revoked pursuant to this Section 3(b)(iv), the Secretary shall cause the Corporation to give notice of the meeting in accordance with Section 4 of this Article II. A stockholder may not submit a Special Meeting Request unless such stockholder is a holder of record of shares of the Corporation entitled to vote at such special meeting on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a Special Meeting Request, as set forth in Section 3(b)(i) of this Article II. The Board of Directors may, within 10 days of the Secretary’s receipt of a written request to fix a record date containing all the information required by or pursuant to this Section 3(b)(i) of this Article II, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first Special Meeting Request containing all the information required by or pursuant to Section 3(b)(i) of this Article II is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

(i) A Special Meeting Request must be delivered in accordance with Section 13 of this Article II, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 10(c) of this Article II; (C) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 9(c) of this Article II; (D) a representation that the Requesting Stockholder, or a qualified representative thereof (as defined in Article II, Section 9), intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (E) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of (1) any disposition prior to the time of the special meeting of any shares included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary and (2) any material change prior to the time of the special meeting in any Requesting Stockholder’s Net Long Beneficial Ownership; (F) an acknowledgement that prior to the special meeting any disposition of shares of the Corporation’s common stock included within any Requesting Stockholder’s Net Long Beneficial Ownership as of the date on which the Special Meeting Request was delivered to the Secretary shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that any decrease in the Requesting Stockholders’ aggregate Net Long Beneficial Ownership to less than the Requisite Percentage shall be deemed to be an absolute revocation of such Special Meeting Request; and (G) documentary evidence that the Requesting Stockholders had Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of the Special Meeting Request to the Secretary and for a minimum of one full year prior to the date of such delivery; provided, however, that if any of the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten days after the date of delivery of the Special Meeting Request to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made had, together with any Requesting Stockholders who are beneficial owners, Net Long Beneficial Ownership of the Requisite Percentage as of the date of delivery of such Special Meeting Request to the Secretary and for a minimum of one full year prior to the date of such delivery. In addition, the Requesting Stockholders on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is ten business days prior to the date of the special meeting or any adjournment or postponement thereof, or, if there are fewer than ten business days between the date of the special meeting and such adjourned or postponed meeting, then as of the date of the special meeting so adjourned or postponed, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for notice of and voting at the special meeting (in the case of an update and supplement required to be made as of such record date), and not later than eight business days prior to the date of the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of an update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof) and (y) promptly provide any other information reasonably requested by the Corporation.

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 3(b); (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (C) the Special Meeting Request is delivered during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) 30 days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, (1) was presented at an annual or special meeting of stockholders held not more than 12 months before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; (E) a proposed item of business involves the election or removal of directors, changing the size of the Board of Directors, the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors or any similar matter (as determined in good faith by the Board of Directors, an “Election Item”) and any Election Item (1) was presented at an annual or special meeting of stockholders held not more than 120 days before delivery of the Special Meeting Request or (2) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 120 days of the receipt by the Corporation of a Special Meeting Request; or (F) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law. Further, the stockholder must have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto), and any violation thereof shall be deemed a violation of these By-Laws.

(iii) Special meetings of stockholders called pursuant to this Section 3(b) shall be held at such place (if any), on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request.

(iv) The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or any deemed revocation pursuant to clause (F) of Section 3(b)(i)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage (or there are no unrevoked requests at all), the Board of Directors, in its discretion, may cancel the special meeting.

(v) If (i) none of the Requesting Stockholders appears or sends a qualified representative to present the business and/or nominations specified in the Special Meeting Request to be presented for consideration, or (ii) any stockholder, any beneficial owner, any control person (as defined in Section 9 of this Article II) or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 3 or otherwise failed to comply with this Section 3 (or any law, rule or regulation identified in this Section 3, Section 9 or Section 10) or provided false or misleading information to the Corporation, the Corporation need not present such business for a vote at the special meeting (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such business may have been received by the Corporation.

(vi) Business transacted at any special meeting called pursuant to this Section 3(b) shall be limited to (A) the purpose(s) stated in a valid Special Meeting Request received from the Requesting Stockholders holding in the aggregate the Requisite Percentage and (B) any additional matters that the Board determines to include in the Corporation’s notice of the special meeting.

(vii) For the purposes of this Section 3(b), the following definitions shall apply:
An “Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.
An “Associate” of a person shall mean (i) any corporation or organization (other than a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.
“Net Long Beneficial Ownership” (and its correlative terms), when used to describe the nature of a person’s ownership of common stock of the Corporation, shall mean the shares of stock of the Corporation that such person or, if such person is a nominee, custodian or other agent that is holding the shares on behalf of another person (the “beneficial owner”), that such beneficial owner would then be deemed to own pursuant to Rule 200(b) under the Exchange Act (as such Rule is in effect on the date on which the By-Laws are first amended to include this Section 3(b)), excluding, at any time, any shares as to which such stockholder or beneficial owner, as the case may be, does not then have the right to vote or direct the vote and excluding, at any time, any shares as to which such person or beneficial owner (or any Affiliate or Associate of such person or beneficial owner), as the case may be, had directly or indirectly entered into (or caused to be entered into) and not yet terminated a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares, and further subtracting from any person’s ownership of shares at any time such person’s (and such person’s Affiliates’ and Associates’) “short position” (as defined pursuant to Rule 14e-4(a) under the Exchange Act) (as such Rule is in effect on the date on which the By-Laws are first amended to include this Section 3(b)), all as the Board of Directors shall determine in good faith. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 3(b) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

Section 4. Notice of Meetings.
(a) Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or these By-Laws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b) Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c) So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the Delaware General Corporation Law. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the Delaware General Corporation Law.

(d) Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the Delaware General Corporation Law, and shall be deemed given as provided therein.

(e) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4 of Article II. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days,  a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the Delaware General Corporation Law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting .

(f) Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of such person’s legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, and the white proxy card shall be reserved for exclusive use by the Board of Directors.

Section 5. Quorum. At all meetings of stockholders, except where otherwise required by law, the Certificate of Incorporation, or these By-Laws, the presence, in person or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereat shall constitute a quorum for the transaction of business.
In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon or by the chair of the meeting, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. In the event that at any meeting at which the holders of more than one class or series of the Corporation’s capital stock are entitled to vote as a class, a quorum of any such class or series is lacking, the holders of any class or series represented by a quorum may proceed with the transaction of the business to be transacted by such class or series, and if such business is the election of directors, the directors whose successors shall not have been elected shall continue in office until their successors shall have been duly elected and shall have qualified.

Section 6. Voting Rights.
(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at such meeting shall be entitled to vote at such meeting.

(b) Every person entitled to vote or execute consents shall have the right to authorize another person or persons to act for such stockholder by proxy, including in any manner permitted by Section 212 of the Delaware General Corporation Law. No proxy shall be voted on after three years from its date unless the proxy provides for a longer period.

Section 7. Voting Procedures and Inspectors of Elections.
(a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

Section 8. List of Stockholders. The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of stockholders.

Section 9. Stockholder Proposals at Annual Meetings.
(a) At an annual meeting of the stockholders, only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of ARTICLE II, Section 10 or ARTICLE II, Section 11 of these By-Laws) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9, on the record date for the determination of stockholders entitled to vote at such annual meeting and at the time of the annual meeting, (B) who is entitled to vote at the meeting and (C) who complies with the notice procedures set forth in this Section 9. For the avoidance of doubt, clause (iii) of the preceding sentence shall be the exclusive means for a stockholder to submit business (other than nominations for election to the Board of Directors and other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so delivered or mailed and received not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) on the tenth day following the earlier to occur of the day on which such notice of the date of the annual meeting was given or such public disclosure (as defined below) of the date of the annual meeting was made. In no event shall any adjournment, postponement or rescheduling (or the public disclosure thereof) of an annual meeting for which notice has been given or for which a public disclosure of the meeting date has already been made by the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) To be in proper form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving notice, the beneficial owner, if any, on whose behalf the proposal is being made and any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (a “control person”), (A) the name and address of such person, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person, (C) the name of each nominee holder for, and the number of, shares owned beneficially but not of record by each such person and (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such stockholder, beneficial owner, if any, or any control person with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights or borrowing or lending shares of stock) has been made by or on behalf of such stockholder, beneficial owner, if any, or any control person the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among the stockholder, any beneficial owner, any control person and any other person or persons (including their identities) in connection with the proposal (and/or the voting of shares of any class or series of capital stock of the Corporation) (including, without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner, or control person) and any material interest (including any substantial interest within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the stockholder, beneficial owner, if any, or any control person, including any anticipated benefit to such person or persons therefrom; (iv) a representation that the stockholder giving notice intends to appear at the annual meeting to bring such business before the meeting; (v) a representation whether the stockholder, beneficial owner, if any, or any control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether the stockholder, beneficial owner, if any, or any control person intends, or is part of a group that intends, to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of the proposal; (vi) any other information relating to the stockholder giving the notice, beneficial owner on whose behalf the proposal is being made, if any, or any control person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (vii) a certification regarding whether the stockholder, beneficial owner, if any, and any control person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder or beneficial owner of the Corporation.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of (i) the record date for the meeting and (ii) the date that is 5 business days prior to the meeting and, in the event of any adjournment or postponement thereof, 5 business days prior to such adjourned or postponed meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, in the case of clause (i), not later than five business days after the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of the record date, and, in the case of clause (ii), not later than 2 business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, 2 business days prior to such adjourned or postponed meeting.

(e) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 9. In addition, notwithstanding anything in the By-Laws to the contrary, if (i) the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business or (ii) any stockholder, any beneficial owner or any control person acted contrary to any representation, certification or agreement required by this Section 9 or otherwise failed to comply with this Section 9 (or any law, rule or regulation identified in this Section 9) or provided false or misleading information to the Corporation, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation. For purposes of these By-Laws, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation at least 5 business days prior to the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders.

(f) The chair of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9 (including a failure to comply with any law, rule or regulation identified herein), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(g) For purposes of ARTICLE II, Sections 9 and 10 of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

(h) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9, and any violation thereof shall be deemed a violation of these By-Laws. Nothing contained in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 10. Nominations of Persons for Election to the Board of Directors.
(a) In addition to any other applicable requirements, only persons who are nominated in accordance with the procedures set forth in this Section 10 or ARTICLE II, Section 11 of these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors or (ii) by any nominating committee or person appointed by the Board of Directors; (iii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10, on the record date for the determination of stockholders entitled to vote at such annual or special meeting and at the time of such annual or special meeting, (B) who is entitled to vote at the meeting and (C) who complies with the notice procedures set forth in this Section 10; (iv) in the case of an annual meeting, by a stockholder or group of stockholders who complies with ARTICLE II, Section 11 of these By-Laws (v) in the case of a stockholder-requested special meeting, by any stockholder pursuant to Section 3(b) of Article II. For the avoidance of doubt, clauses (iii), (iv) and (v) of the preceding sentence shall be the exclusive means for a stockholder to submit nominations for election to the Board of Directors before an annual or special meeting of stockholders; provided, however, that notwithstanding any other provision of these By-Laws, in the case of a stockholder-requested special meeting called pursuant to Section 3(b) of Article II, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the Special Meeting Request(s) delivered for such special meeting pursuant to Section 3(b) of Article II.

(b) Nominations made pursuant to clause (iii) of this Section 10(a) of Article II shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so delivered or mailed and received not later than the close of business on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) on the tenth day following the earlier to occur of the day on which such notice of the date of the annual meeting was given or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall any adjournment, postponement or rescheduling (or the public disclosure thereof) of a stockholder meeting for which notice has been given or for which a public disclosure of the meeting date has already been made by the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything in this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with this Section 10(b), a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation. The number of nominees a stockholder may nominate for election at a stockholder meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a stockholder meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such stockholder meeting.

(c) To be in proper form, such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of all shares of stock of the

Corporation which are owned beneficially or of record by such person, (D) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (E) the name of the nominee holder for, and number of, shares owned beneficially but not of record by such person, (F) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights or borrowing or lending shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation, and (G) the representations, agreements and Questionnaires (as defined below) required by Section 11(h) of Article II; (ii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and any control person, (A) the name and address of such person, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially, or of record, by such person, (C) the name of the nominee holder for, and the number of, shares owned beneficially but not of record by such person, (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights or borrowing or lending shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Corporation; (iii) a description of all agreements, arrangements or understandings (whether written or oral) between or among such persons and any other person (including their identities) pursuant to which the nomination(s) are to be made by the stockholder (and/or the voting of shares of any class or series of capital stock of the Corporation) (including, without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner, or control person) and any relationship between or among the stockholder giving notice, the beneficial owner, if any, and any control person on the one hand, and each proposed nominee, on the other hand; (iv) a representation that the stockholder giving notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) a representation whether the stockholder, beneficial owner, if any, or any control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation (x) confirming that the stockholder, beneficial owner, if any, or any control person intends, or is part of a group that intends, to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and/or (y) otherwise solicit proxies from stockholders in support of the nomination; (vi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (vii) a certification regarding whether the stockholder, beneficial owner, if any, and any control person has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder or beneficial owner of the Corporation. Such notice must be accompanied by (i) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected and (ii) a resignation in the form prescribed by Section 3(c) of ARTICLE III of these By-Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine whether such proposed nominee meets the criteria set forth in the Corporation’s Corporate Governance Guidelines to serve as a director of the Corporation, including with regard to the independence of such proposed nominee. In addition, such stockholder shall promptly certify to the Corporation that such stockholder, any beneficial owner or any control person has met and complied with all of the requirements of these By Laws and of Rule 14a-19 and, upon request of the Corporation, shall, no later than 10 business days prior to the date of the meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

(d) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of (i) the record date for the annual or special meeting and (ii) the date that is 5 business days prior to the meeting and, in the event of any adjournment or postponement thereof, 5 business days prior to such adjourned or postponed meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation, in the case of clause (i), not later than five business days after the record date of the meeting for the determination of stockholders entitled to notice of the meeting or the public announcement of the record date, and, in the case of clause (ii), not later than 2 business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, 2 business days prior to such adjourned or postponed meeting.

(e) Notwithstanding anything in these By-Law to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10 or ARTICLE II, Section 11 of these By-Laws. In addition, notwithstanding anything in the By-Laws to the contrary, if (i) the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, or (ii) any stockholder, any beneficial owner, any control person or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 10 or otherwise failed to comply with this Section 10 (or any law, rule or regulation identified in this Section 10) or provided false or misleading information to the Corporation, such nomination(s) shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election ), notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(f) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10, and any violation thereof shall be deemed a violation of these By-Laws. These provisions shall not apply to the nomination of any persons entitled to be separately elected as directors by holders of preferred stock.

(g) The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 10 (including a failure to comply with any law, rule or regulation identified herein), and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 11. Proxy Access.
(a) The Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder that satisfies, or by a group of no more than 20 stockholders that satisfy, the requirements of this Section 11 (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 11 to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11. For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (defined below). To be timely, the

Required Information must be delivered to or mailed and received by the Secretary not less than sixty (60) days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

(b) Nominations pursuant to this Section 11 shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.

(c) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 11 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 11 may be delivered pursuant to this Section 11, or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the last day on which notice of a nomination in accordance with the procedures set forth in this Section 11 may be delivered pursuant to Section 11 but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees provided for in this Section 11. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of nominees provided for in this Section 11, the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective notice of a nomination submitted to the Corporation in accordance with the procedures set forth in this Section 11. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each

Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(d) For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e) In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned (as defined above) 3% or more of the Corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 11 and the record date for determining stockholders entitled to vote at the annual meeting of stockholders, and must continue to hold the Required Shares through the meeting date. Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) the information that is the same as what would be required to be set forth in the stockholder’s notice of nomination pursuant to ARTICLE II, Section 10(c) of these By-Laws, together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and the contingent resignation of that Stockholder Nominee required by ARTICLE III, Section 3(c) of these By-Laws; and (iii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as may be amended.

(f) Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, an Eligible Stockholder must provide a representation that the Eligible Stockholder (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (ii) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee or a nominee of the Board of Directors, (v) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation, and (vi) will provide facts, statements and other information in all communications with the Corporation and stockholders of the Corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(g) Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, an Eligible Stockholder must provide an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the

Eligible Stockholder provided to the Corporation, (ii) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders, and (iii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 11. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with the undertaking in clause (iv) above.

(h) Within the time period specified in this Section 11 for providing notice of a nomination in accordance with the procedures set forth in this Section 11, a Stockholder Nominee must deliver to the Secretary of the Corporation (A) a written representation and agreement that such person (i) currently intends to serve as a director for the full term for which such person is standing for election, (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (iii) may not be, and may not become, a party to any compensatory, payment, indemnification or other financial agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, and (iv) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors and (B) all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”), which will be provided within 10 days following a request therefor by a record stockholder.
The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that a Stockholder Nominee is not independent under the listing standards of the principal U.S. securities exchange upon which the common stock of the

Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, the Stockholder Nominee will be ineligible for inclusion in the Corporation’s proxy materials.

(i) In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(j) The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 11 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes would violate any applicable law or regulation.

(k) The Corporation shall not be required to include, pursuant to this Section 11, any Stockholder Nominee in its proxy materials for any meeting of stockholders (i) for which the Secretary of Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in ARTICLE II, Section 10(b) of these By-Laws, (ii) if the Stockholder Nominee is, or has been within the three years preceding the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee, an officer or director of a company that is a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, of the Corporation; (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors; (iv) if the Stockholder Nominee serves as a director at more than four other public companies as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee; (v) if the Stockholder Nominee or the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than such Stockholder Nominee or a nominee of the Board of Directors, (vi) who is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than the Corporation that has not been disclosed to the Corporation, (vii) who is named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the stockholders its notice of meeting that includes the name of the nominee and, within the ten years preceding such date, must not have been convicted in such a criminal proceeding, (viii) who upon becoming a member of the Board of Directors, would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (x) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 11. For purposes of clause (ii) above, a “competitor” of the Corporation is any company engaged in any business or other activities that are competitive with any aspect of the Corporation’s business to an extent that is more than de minimis, as determined by the Board of Directors.

(l) Notwithstanding anything to the contrary set forth in this Section 11, the Board of Directors or the chair of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have breached its or their obligations under this Section 11, including, but not limited to, a breach of any representations, agreements or undertakings required under this Section 11, as determined by the Board of Directors or the chair of the annual meeting of stockholders or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination pursuant to this Section 11.

(m) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders, or (ii) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 11 for the next two annual meetings of stockholders.

Section 12. Conduct of Meeting. The Chair of the Board, or such other person designated by the Board of Directors or the Chair of the Board, shall act as chair of and preside at any meeting of the stockholders. Each of the chair of the meeting and the Board shall have the authority to adopt and enforce rules providing for the orderly conduct of the meeting and the safety of those in attendance, including without limitation the authority to: (i) determine when the polls will open and close on items submitted for stockholder action; (ii) fix the time allotted for consideration of each agenda item and the time (if any) allotted for questions and comments by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; (v) adopt procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (vi) adopt any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the Exchange Act. The chair of the meeting may adjourn or recess any meeting of stockholders, whether pursuant to Section 5 of this Article II or otherwise, and notice of such adjournment or recess need be given only if required by law.

Section 13. Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, information, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III
Directors

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation or by these By-Laws expressly conferred upon or reserved to the stockholders.

Section 2. Number and Term of Office; Removal.
(a) Number. The number of directors of the Corporation shall be fixed from time to time by these By-Laws but in no event shall be less than three (3) or more than fifteen (15), with the exact number to be fixed from time to time by resolution of the Board of Directors.

(b) Term. Each nominee elected by the stockholders at the annual meeting of the stockholders to serve as director shall hold office for a term commencing on the date of such annual meeting, or such later date as determined by the Board of Directors, and ending on the date of the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal.

(c) Removal. A director may be removed from office, with or without cause, by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until such director’s term expires and until such director’s successor shall be elected and qualified. In no case shall a decrease in the number of directors shorten the term of any incumbent director.
The provisions of this Section 2 shall not apply to directors governed by Section 13 of this ARTICLE III.

Section 3. Election of Directors.
(a) Majority Voting. Except as provided in paragraph (b) below with respect to Contested Elections, each nominee shall be elected a director by a Majority Vote with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present. For purposes of these By-Laws, a “Majority Vote” means that the number of votes cast in favor of a nominee must exceed the number of votes cast against that nominee’s election. Abstentions and broker non-votes, if any, will not count as a vote cast with respect to that nominee.

(b) Contested Elections. Directors shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these By-Laws, a “Contested Election” means any meeting of stockholders at which the number of nominees for election of directors exceeds the number of directors to be elected and with respect to which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors (x) in accordance with Section 10 of Article II, (y) with respect to annual meetings only, in accordance with Section 11 of Article II, or (z) with respect to stockholder-requested special meetings only, in accordance with Section 3 of Article II; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the 10th day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.

(c) Resignation and Replacement of Unsuccessful Incumbents.
(i) In order for any person to be eligible to be a nominee for director, such person must submit a resignation, contingent (A) on that person not receiving the required vote for re-election, and (B) acceptance of that resignation by the Board of Directors.

(ii) A resignation that becomes effective pursuant to subsection (c)(i) of this Section 3 shall provide that it is irrevocable.

Section 4. Vacancies. Any vacancy occurring in the Board of Directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the stockholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the expiration of the term for which he or she was elected and until his or her successor shall have been elected and shall have qualified. A director elected by the stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he or she was elected and until his or her successor shall have been elected and shall have qualified. The provisions of this Section 4 shall not apply to directors governed by Section 13 of this ARTICLE III.

Section 5. Resignations. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect when the resignation is delivered unless the resignation specifies (a) a later effective date or (b) an effective date determined upon the happening of an event or events (including but not limited to a failure to receive the required vote in an election pursuant to Section 3 of ARTICLE III of these By-Laws, and the Board of Directors’ acceptance of the resignation).

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places (if any) and times as may be fixed by the Board of Directors.

Section 7. Special Meetings; Notice. Special meetings of the Board of Directors may be called at any time by the Chair of the Board or the Chief Executive Officer and shall be called by the Secretary upon the written request of any three directors, and each special meeting shall be held at such place (if any) and time as shall be specified in the notice thereof. At least 24 hours’ notice of each such special meeting shall be given to each director personally or sent to him or her addressed to his or her residence or usual place of business by telephone, electronic transmission or facsimile transmission, or at least 120 hours’ notice of each such special meeting shall be given to each director by letter sent to him or her addressed as aforesaid or on such shorter notice and by such means, including electronic transmission, as the person or persons calling such meeting may deem reasonably necessary or appropriate in light of the circumstances. Any notice by letter shall be deemed to be given when postmarked. Such notice need not state the business to be transacted at or the purpose or purposes of such special meeting.

Section 8. Quorum and Manner of Acting. A majority of the total number of directors, but in no event less than two directors, shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Except as otherwise provided by law, by the

Certificate of Incorporation or by these By-Laws, the act of a majority of the directors present at any meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.

Section 9. Consent in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 10. Committees.
(a) Executive Committee. The Board of Directors may, by resolution passed by a majority of a quorum of the Board of Directors, appoint an Executive Committee of not less than three members, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such Committee shall not have the power or authority (i) to approve, adopt, or recommend to stockholders any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted for stockholder approval; or (ii) to adopt, amend, or repeal any By-Law of the Corporation.

(b) Other Committees. The Board of Directors may, by resolution passed by a majority of a quorum of the Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these By-Laws.

(c) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committees. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 10 shall be held at such times and places (if any) as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof; or at any place (if any) which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place (if any) of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Fifty percent (50%) of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 11. Telephone Meetings. The Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or other communications equipment that permits all members of the Board or of such committee, as the case may be, participating in the meeting to hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 13. Directors Elected by Special Class or Series. To the extent that any holders of any class or series of stock other than Common Stock issued by the Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to directors serving pursuant to Section 2 of this ARTICLE III. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Certificate of Incorporation of this Corporation. The provisions of Sections 2, 3 and 4 of this ARTICLE III do not apply to directors governed by this Section 13.

Section 14. Emergency By-Laws. This Section shall be operative during any emergency condition as contemplated by Section 110 of the Delaware General Corporation Law (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the Delaware General Corporation Law. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of

Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the Delaware General Corporation Law.

ARTICLE IV
Officers
Section 1. Designation of Officers. The officers of the Corporation, who shall be chosen by the Board of Directors, shall be a Chief Executive Officer, a President (if any), one or more Vice Presidents, a Treasurer, a Secretary and a Controller. The Board of Directors from time to time may choose such other officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The Chair of the Board shall be chosen from among the directors, and the Chief Executive Officer shall be a member of the Board.

Section 2. Term of Office; Resignation; Removal. The term of office of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and shall have qualified, or until his or her death, resignation or removal, whichever is sooner. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect upon delivery to the Board of Directors or to the Secretary, unless a time specified is therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed at any time either with or without cause by the Board of Directors.

Section 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Board of Directors.

Section 4. Authority of Officers. Subject to the power of the Board of Directors in its discretion to change and redefine the duties of the officers of the Corporation by resolution in such manner as it may from time to time determine, the duties of the officers of the Corporation shall be as follows:
(a) Chief Executive Officer. The Chief Executive Officer shall have the responsibility for the general management of the affairs of the Corporation, and shall execute all the powers and perform all the duties usual to such office. The Chief Executive Officer shall perform such other duties as may be prescribed or assigned to him or her from time to time by the Board of Directors.

(b) President. The President shall execute all the powers and perform all the duties usual to such office. The President shall perform such other duties as may be prescribed or assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

(c) Other Officers. The other officers of the Corporation shall have such powers and shall perform such duties as generally pertain to their respective offices, as well as such powers and duties as the Board of Directors, the Executive Committee or the Chief Executive Officer may prescribe.

Section 5. Divisional Titles. Any one of the Chief Executive Officer, President, or Executive Vice President and Chief Human Resources Officer (each one an “Appointing Person”), may from time to time confer upon any employee of a division of the Corporation the title of President, Vice President, Treasurer or Secretary of such division or any other divisional title or titles deemed appropriate. Any such titles so conferred may be discontinued and withdrawn at any time by any one Appointing Person. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Appointing Person. The conferring, withdrawal or discontinuance of divisional titles shall be in writing and shall be filed with the Secretary of the Corporation.

ARTICLE V
Execution of Corporate Instruments
And Voting of Securities Owned By the Corporation

Section 1. Execution of Instruments. The Board of Directors may in its discretion determine the method and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositories on funds to the credit of the Corporation or in special accounts of the Corporation, shall be signed by such person or persons as the Treasurer or such other person designated by the Board of Directors for that purpose shall authorize so to do.

Section 2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations and business entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies and consents with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors.

ARTICLE VI
Shares of Stock and Other Securities

Section 1. Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, President, Treasurer, any Assistant Treasurer, Secretary, or any Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed or the issuance of such new certificate or uncertificated shares.

Section 3. Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.
Section 4. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with Section 213(a) of the Delaware General Corporation Law at the adjourned meeting. The Board of Directors shall set the record date to determine the stockholders entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action in accordance with Section 213 of the Delaware General Corporation Law.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock and other securities of the Corporation, and may appoint transfer agents and registrars of any class of stock or other securities of the Corporation.

Section 7. Other Securities of the Corporation. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chief Executive Officer, President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security or whose facsimile signature shall appear thereon shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE VII
Corporate Seal

The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII
Indemnification of Officers, Directors, Employees and Agents

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this ARTICLE VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The right to indemnification conferred in this ARTICLE VIII shall be a contract right.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this ARTICLE VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 3. Authorization of Indemnification. Any indemnification under this ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this ARTICLE VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this ARTICLE VIII, as the case may be.

Section 5. Indemnification by a Court. If a claim under Sections 1, 2 or 6 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation (except in the case of a claim for advancement, in which case the applicable period shall be 20 days), a current or former director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, such current or former director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the a current or former director or officer to enforce a right to indemnification hereunder (but not in a suit brought thereby to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the current or former director or officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of such current or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that such current or former director or officer has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by a current or former director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses, the burden of proving that the current or former director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 6. Expenses Payable in Advance. Expenses incurred by a current or former director or officer in defending, or responding to an investigation with respect to, a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VIII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this ARTICLE VIII shall be made to the fullest extent permitted by law. The provisions of this ARTICLE VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this ARTICLE VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this ARTICLE VIII.

Section 9. Certain Definitions. For purposes of this ARTICLE VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this ARTICLE VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any current or former director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE VIII to directors and officers of the Corporation.
Section 13. Effect of Amendment. Any amendment, repeal or modification of this ARTICLE VIII shall not (a) adversely affect any right or protection of any current or former director or officer existing at the time of such amendment, repeal or modification, or (b) apply to the indemnification of any such person for liability, expense, or loss stemming from actions or omissions occurring prior to such amendment, repeal, or modification.

Section 14. Authority to Enter into Indemnification Agreements. The Corporation may enter into indemnification agreements with the directors and officers of the Corporation.

ARTICLE IX
Waivers of Notice

Section 1. Waivers of Meetings. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE X
Amendments

The Board of Directors is expressly authorized to adopt, alter and repeal the By-Laws of the Corporation in whole or in part at any regular or special meeting of the Board of Directors, by vote of a majority of the entire Board of Directors. The By-Laws may also be adopted, altered or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of the Corporation outstanding and entitled to vote thereon.
ARTICLE XI
Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim that is based upon a violation of a duty by a current or former director, officer, employee or stockholder of the Corporation in such capacity, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery, (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the United States District Court for the District of Delaware). Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.
If any action the subject matter of which is within the scope of this Article is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the United States District Court for the District of Delaware) (a “Foreign Action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Court of Chancery (or the United States District Court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article, and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Certificate of Officer

The undersigned hereby certifies that the foregoing is a full, true and correct copy of the By-Laws of McKesson Corporation, a Delaware corporation, with all amendments to date of this Certificate. WITNESS the signature of the undersigned and the seal of the Corporation this 26th day of April, 2023.

/s/ Saralisa Brau
Name: Saralisa Brau
Title: Corporate Secretary

41